                                                                       EXHIBIT 99.1
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                                  PRESS RELEASE
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                                 ASTRO-MED, INC.
                            600 East Greenwich Avenue
                        West Warwick, Rhode Island 02893

For Immediate Release

Contact:      Albert W. Ondis                                  November 16, 2004
              Joseph P. O'Connell
              Astro-Med, Inc.
              (401) 828-4000

                    Astro-Med Reports Third Quarter Results;
                     Directors Declare Regular Cash Dividend

West Warwick, RI, November 16, 2004 -- Astro-Med, Inc. (NASDAQ:ALOT) reports net income of $53,000,  equal to 1 cent per diluted  share,  on sales of $13,246,000 for the Third Quarter ending October 30, 2004. During the  corresponding  period of the previous year, the Company  reported net income of $901,000,  equal to 16 cents per diluted share, on sales of $14,386,000.

During  the  Nine-Month  Period of the  current  fiscal  year,  net  income  was
$2,253,000,  equal to 39 cents per diluted share, on sales of  $41,478,000.  For the  corresponding  period  last  year,  the  Company  reported  a net income of
$2,217,000, equal to 43 cents per diluted share, on sales of $41,623,000.

Commenting on the results,  Albert W. Ondis,  Chief Executive  Officer,  stated:
"Our QuickLabel  Systems(R)product group continued its strong double digit sales growth,  but  revenues  from the  other two  product  groups  fell  short of our business plan. At this juncture, it is imperative that we reach more prospective new  customers and make them aware of the wonderful new products that are coming out of our R & D  laboratories.  That is why we are hiring more sales people and  participating  in dozens of  important  trade  shows in North  America  and
Europe.

"We believe that this two-fold  program of developing  new products and reaching out to  prospective  new  customers  will promote  sales growth within all three product groups.

"The Company's  financial  position remains very strong with cash and marketable securities now up to $13.6 million, no long term debt, and a book value of $7.19 per share."

On November 15, 2004, the Directors of Astro-Med  declared the regular quarterly cash dividend of 4 cents per share payable on January 3, 2005 to shareholders of record on December 10, 2004.

The Third Quarter conference call will be held on Tuesday,  November 16, 2004 at
5:00 PM EST.  It will be  broadcast  in real time on the  Internet  through  the
Investor Relations portion of our website at www.astro-med.com. We invite you to log on and listen in on November  16th,  or access the broadcast any time for up to 5 days following the event.

Astro-Med,  Inc.  is a  leading  manufacturer  of high tech  specialty  printing
systems,   electronic   medical   instrumentation,   and  test  and  measurement
instruments employed around the world in a wide range of industrial, scientific, and medical applications.

                                                            ASTRO-MED, INC.

                                                 Consolidated Statement of Operations
                                                In Thousands Except for Per Share Data
                                                              (Unaudited)
                                              Three-Months Ending              Nine-Months Ending
                                          October 30,     November 1,     October 30,     November 1,
                                             2004            2003           2004              2003
                                             ----            ----           ----              ----
Net Sales                                  $13,246         $14,386        $41,478           $41,623

Gross Profit                                 5,152           5,926         16,866            16,792
                                             38.9%           41.2%          40.7%             40.3%
Operating Expenses:
   Selling, General & Administrative         4,076           3,912         12,014            11,538
   Research & Development                    1,069             955          2,993             2,731
                                              ----            -----          ----             -----
                                             5,145           4,867         15,007            14,269

Operating Income                                 7           1,059          1,859             2,523
                                              0.1%            7.4%           4.5%              6.1%
Other, Net                                      75               1            195                85
                                           --------        ---------       ------            ------

Income Before Taxes                             82           1,060          2,054             2,608

Income Tax Benefit (Provision)                (29)           (159)            199             (391)
                                              ----            ----          ------            -----

Net Income                                   $  53           $ 901         $2,253           $ 2,217
                                             =====           =====         ======           =======

Net Income Per Share - Basic                $ 0.01          $ 0.18         $ 0.43            $ 0.47
                                            ======          ======         ======            ======
Net Income Per Share - Diluted              $ 0.01          $ 0.16         $ 0.39            $ 0.43
                                            ======          ======         ======            ======

Weighted Average Number of Common
   Shares  - Basic                           5,312           4,879          5,288             4,732
Weighted Average Number of Common
   Shares  - Diluted                         5,770           5,685          5,813             5,133

Dividends Declared Per Common Share
                                            $ 0.04          $ 0.04         $ 0.04            $ 0.04

                                                      Selected Balance Sheet Data
                                                In Thousands Except for Per Share Data

                                                          As of               As of
                                                    October 30, 2004      January 31, 2004
                                                    ----------------      ----------------

                 Cash & Marketable Securities            $13,599              $12,677

                 Current Assets                          $36,513              $32,017

                 Total Assets                            $46,840              $42,065

                 Current Liabilities                      $7,205               $7,518

                 Shareholders' Equity                    $38,297              $34,547

                              Safe Harbor Statement

This news release contains  forward-looking  statements,  and actual results may vary from those  expressed  or implied  herein.  Factors that could affect these results  include  those  mentioned in  Astro-Med's  FY2004 annual report and its annual and quarterly filings with the Securities and Exchange Commission.